SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

|X|   Preliminary Information Statement
|_|   Definitive Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                            Syndication Net.com, Inc.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

|X|   No fee required
|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which the transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials

|_| check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                            SYNDICATION NET.COM, INC.
                         1250 24th Street, NW, Suite 300
                             Washington, D.C. 20037

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

                                                        Washington, D.C.
                                                                *, 2006

            This information statement has been mailed on or about *, 2006 to the stockholders of record on *, 2006 (the "Record Date") of Syndication Net.com, Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of January 7, 2006. The actions to be taken pursuant to the written consent shall be taken on or about *, 2006, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

                                        By Order of the Board of Directors,


                                        /s/ Brian Sorrentino
                                        ----------------------------------------
                                        Chief Executive Officer and Director

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JANUARY 7, 2006

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of a majority of stockholders dated January 7, 2006, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2006:

1. To Amend the Company's Certificate of Incorporation to change the name of the Company to Syndication, Inc.

2. To Amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company from 100,000,000 shares to 3,000,000,000 shares.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of Common Stock, of which * shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. As of the Record Date, the Company also had 20,000,000 shares of Preferred Stock authorized, par value $.0001 per share, of which no shares were issued and outstanding.

      Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, as a result of the voting rights of the Common stockholders who hold at least a majority of the voting rights of all outstanding shares of capital stock as of *, 2006, will have voted in favor of the foregoing proposals by resolution dated January 7, 2006; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement. Brian Sorrentino holds 17,056,262 shares of common stock, Howard B. Siegel holds 3,025,000 shares of common stock, Mark Solomon holds 11,098,300 shares of common stock, Seth Farbman holds 4,855,000 shares of common stock, Shai Stern holds 40,000 shares of common stock, and The Hill Family Irrevocable Trust holds 14,321,194 shares of common stock. Combined, they hold 50,395,756 votes out of a total of 95,221,074 possible votes on each matter submitted to the stockholders. All of the aforementioned shareholders will have voted in favor of the foregoing proposals by resolution dated January 7, 2006.

      Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2006.

      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

      This Information Statement will serve as written notice to stockholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

      The following tables sets forth, as of January 27, 2006, the number of and percent of the Company's common stock beneficially owned by

      o     all directors and nominees, naming them,
      o     our executive officers,
      o our directors and executive officers as a group, without naming them, and
      o persons or groups known by us to own beneficially 5% or more of our common stock:

      The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

      A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from January 27, 2006 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of January 27, 2006 have been exercised and converted.

                                                                Common Stock                    Percentage of
Name of Beneficial Owner                    Title            Beneficially Owned (1)            Common Stock (1)
---------------------------------------------------------------------------------------------------------------
Mrutyunjaya S. Chittavajhula.       CFO                           3,000,000                          3.15%
1250 24th Street, NW
Suite 300
Washington, D.C. 20037

Mark Solomon                        President and Director       11,098,300                         11.66%
901 South Federal Highway
Fort Lauderdale, Florida
22216

Howard B. Siegel                    Director                      3,025,000                          3.18%
15902 South Barker Landing
Houston, Texas 77079

Brian Sorrentino                    CEO and Director             17,056,262                         17.91%
PO Box 484
Damascus, MD 20872

Dale Hill                                                        14,321,194                         15.04%
5056 West Grove Drive
Dallas, Texas 75248

All Directors and Executive
Officers as a Group (4)                                          34,179,562                         50.94%
---------------------------------------------------------------------------------------------------------------

* Less than 1%.

(1) Applicable percentage ownership is based on 95,221,074 shares of common stock outstanding as of January 26, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of January 26, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of January 26, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

      On January 7, 2006, the majority stockholders of the Company approved an amendment to the Company's Certificate of Incorporation to change the name of the Company from Syndication Net.com, Inc. to Syndication, Inc. The Board of Directors believes that the name change would be in the best interests of the Company because the new name better reflects the long-term growth strategy of the Company. The name change will become effective when the Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. The Company intends to file the Certificate of Amendment to the Certificate of Incorporation on or about *, 2006, 20 days after the mailing of this information statement.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK

      On January 7, 2006, the majority stockholders of the Company approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 3,000,000,000. The Company currently has authorized Common Stock of 100,000,000 shares and approximately 95,221,074 shares of Common Stock are outstanding as of January 26, 2006. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

      The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

      As of the Record Date, a total of * shares of the Company's currently authorized 100,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

      The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

      Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

SECURED CONVERTIBLE DEBENTURES

      To obtain funding for its ongoing operations, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP (the "Investor") on December 30, 2005 for the sale of (i) $1,150,000 in secured convertible debentures (the "Debentures") and (ii) stock purchase warrants (the "Warrants") to buy 120,000,000 shares of our common stock.

      On December 30, 2005, the Investor purchased $300,000 in Debentures and received Warrants to purchase 120,000,000 shares of the Company's common stock. In addition, provided that all of the conditions in the Securities Purchase Agreement are satisfied, the Investor is obligated to provide the Company with an additional $700,000 within two business days of the filing of a registration statement registering the shares of common stock issuable in connection with the Debentures and the Warrants (the "Registration Statement") and $150,000 within three business days of the effectiveness of the Registration Statement.

      The Debentures bear interest at 12%, mature three years from the date of issuance, and are convertible into our common stock, at the Investor's option, at a conversion price, equal to the lower of (i) $0.0132 or (ii) 85% of the lowest weighted average price during the 30 trading days immediately preceding the conversion date. As of January 26, 2006, the lowest weighted average price during the 30 trading days immediately preceding the conversion date as reported on the Over-The-Counter Bulletin Board was $.0105 and, therefore, the conversion price for the Debentures notes was $.0089. Based on this conversion price, the Debentures in the amount of $1,150,000, excluding interest, were convertible into 129,213,483 shares of our common stock.

      We may prepay the Debentures only in the event that the Company's closing bid price is less than $0.0132. We are required to pay a premium of 20% at the time of redemption. The full principal amount of the Debentures is due upon default under the terms of Debentures. In addition, we have granted the Investor a security interest in substantially all of our assets and intellectual property as well as registration rights pursuant to which we are required to have the Registration Statement filed within 30 days of the Agreement and effective within 120 days of the Agreement.

      The Warrants are exercisable until five years from the date of issuance at the following exercise prices:

      o     $0.008 with respect to 36,000,000 shares of common stock;
      o     $0.01 with respect to 36,000,000 shares of common stock;
      o     $0.02 with respect to 21,000,000 shares of common stock;
      o     $0.05 with respect to 16,000,000 shares of common stock; and
      o     $0.10 with respect to 11,000,000 shares of common stock.

      In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

      The Investor has contractually agreed to restrict their ability to convert the Debentures and exercise the Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of common stock.

      The sale of the Debentures was completed on December 30, 2005 with respect to $300,000 of the Debentures. As of the date hereof, the Company is obligated on $300,000 in face amount of Debentures issued to the Investor. The Debentures are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company. In addition, the Company is also obligated on an additional $850,000 in face amount of Debentures issued to the Investors pursuant to the Agreement.

      The Debentures and Warrants were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

      The following are the risks associated with entering into the Securities Purchase Agreement:

There are a large number of shares underlying our convertible debentures and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

      As of January 26, 2006, we had 95,221,074 shares of common stock issued and outstanding, convertible debentures outstanding that may be converted into an estimated 33,707,865 shares of common stock, an obligation to issue convertible debentures that may be converted into an estimated 95,505,618 shares of common stock, and outstanding warrants to purchase 120,000,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The continuously adjustable conversion price feature of our secured convertible debentures could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

      Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of January 26, 2006 of $0.012.

      % Below Market     Price Per Share     Discount of 15%      Number of Shares Issuable
      --------------     ---------------     ---------------      -------------------------
      25%                $.009               $.0077               150,326,797
      50%                $.006               $.0051               225,490,196
      75%                $.003               $.0026               450,980,392

      As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The continuously adjustable conversion price feature of our $1,150,000 principal convertible debenture may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

      The convertible debenture is convertible into shares of our common stock at a 15% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the convertible debentures and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

      The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In the event that our stock price declines, the shares of common stock allocated for conversion of the convertible debentures and registered pursuant to this prospectus may not be adequate and we may be required to file a subsequent registration statement covering additional shares. if the shares we have allocated and are registering herewith are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection therewith.

      Based on the current conversion price of our convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we will allocate and register 249,213,483 shares to cover the conversion of the convertible debentures and stock purchase warrants. In the event that our conversion or exercise price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If we are required for any reason to repay our outstanding convertible debentures, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the convertible debentures, if required, could result in legal action against us, which could require the sale of substantial assets.

      On December 30, 2005, we entered into a financing arrangement involving the sale of a $1,150,000 principal amount of convertible debenture and stock purchase warrant to buy 120,000,000 shares of our common stock. The convertible debenture is due and payable, with 12% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business or the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us could require the early repayment of the convertible debentures. We anticipate that the full amount of the convertible debentures will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

                             ADDITIONAL INFORMATION

      The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2004 is being delivered to you with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-KSB free of charge to any shareholder upon written request to Brian Sorrentino, Chief Executive Officer, Syndication Net.com, Inc., 1250 24th Street, NW, Suite 300, Washington, D.C.20037. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

                                       By Order of the Board of Directors,


                                            /s/ Brian Sorrentino
                                            ------------------------------------
                                            Brian Sorrentino
                                            Chief Executive Officer and Director

Washington, D.C.
*, 2006

EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            SYNDICATION NET.COM, INC.

      The undersigned, being the Chief Executive Officer of SYNDICATION NET.COM , INC., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

      1. The Certificate of Incorporation of the Corporation is hereby amended by replacing Article One in its entirety, with the following:

            "The name of the Corporation is Syndication, Inc."

      2. The Certificate of Incorporation of the Corporation is hereby amended by replacing the first paragraph of Article Four in its entirety, with the following:

            "The total number of shares of stock which the Corporation shall have the authority to issue is 3,020,000,000 shares, consisting of 3,000,000,000 shares of Common Stock having a par value of $.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $.0001 per share."

      3. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation to be signed by Brian Sorrentino, its Chief Executive Officer, this __th day of _______________________, 2006.

                                        SYNDICATION NET.COM, INC.


                                        By:
                                            ------------------------------------
                                            Brian Sorrentino, Chief Executive
                                            Officer